                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        SANTA FE ENERGY RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        SANTA FE ENERGY RESOURCES, INC.

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Santa Fe Energy Resources, Inc. will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on Wednesday, May 8, 1996, at 10:00 a.m. for the following purposes:

     (A) To elect four directors;

     (B) To approve the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Third Amendment and Restatement; and

     (C) To ratify and approve the appointment of Price Waterhouse LLP as independent public accountants for the fiscal year ending December 31, 1996; and

     (D) To transact such other business as is properly brought before the meeting.

     Common and $.732 Series A Convertible Preferred stockholders of record at the close of business on March 14, 1996 are entitled to notice of the meeting and are entitled to vote at the meeting. A list of such stockholders will be kept at the office of the Corporation at 1616 South Voss, Houston, Texas 77057, for a period of ten days prior to the meeting.

     By order of the Board of Directors.

                                           MARK A. OLDER
                                           Corporate Secretary

1616 South Voss
Houston, Texas 77057
March 21, 1996

                             YOUR VOTE IS IMPORTANT
                             ----------------------

               PLEASE MARK, DATE, AND SIGN YOUR PROXY AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                        SANTA FE ENERGY RESOURCES, INC.
                                1616 SOUTH VOSS
                                 HOUSTON, TEXAS

                          ---------------------------

                                PROXY STATEMENT
                                 MARCH 21, 1996

                          ---------------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 1996

     The annual meeting of stockholders of Santa Fe Energy Resources, Inc. (the "Corporation") will be held on May 8, 1996, in Houston, Texas. The enclosed proxy card is solicited by the Board of Directors of the Corporation, and your execution and prompt return of the card is requested. Every common and $.732 Series A Convertible Preferred stockholder, regardless of the number of shares held, should be represented at the annual meeting. Whether or not you expect to be present at the meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed envelope. Any stockholder giving a proxy has the right to revoke it. If you attend the meeting and wish to vote your shares in person, you may do so at that time.

     The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card. Unless otherwise directed, it is intended that such shares will be voted:

     (A) For the election to the Corporation's Board of Directors of the four nominees named below; and

     (B) For the approval of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Third Amendment and Restatement; and

     (C) For the ratification and approval of the appointment of Price Waterhouse LLP as independent public accountants for the fiscal year ending December 31, 1996; and

     (D) In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting.

     Common and $.732 Series A Convertible Preferred stockholders of record at the close of business on March 14, 1996 are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Each share of common stock of the Corporation is entitled to one vote and each share of $.732 Series A Convertible Preferred Stock is entitled to four-fifths of one vote. Holders of the Corporation's Convertible Preferred Stock, 7% Series, are not entitled to vote on the matters to be considered. At the close of business on March 14, 1996, the Corporation had 90,510,282 shares of common stock and 10,700,000 shares of $.732 Series A Convertible Preferred Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to stockholders on or about March 21, 1996.

                             ELECTION OF DIRECTORS

     The number of directors of the Corporation, as determined by the Board under Article Fifth of the Corporation's Restated Certificate of Incorporation, is currently ten. The terms of four present directors expire in 1996, and four directors are to be elected at the 1996 annual meeting for a term of three years. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualify. The nominees for whom the enclosed proxy is intended to be voted are set forth below. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting under it. The election as directors of the persons nominated in this proxy statement will require a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A holder of a share shall be treated as being present at a meeting if the holder of such share is either present in person at the meeting or is represented at the meeting by a valid proxy, whether the proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast. In general, pursuant to the Corporation's Bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

     Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. The indicated periods of service as a director of the Corporation include service during the time the Corporation was a wholly owned subsidiary of Santa Fe Pacific Corporation ("SFP"). Ages are as of February 1, 1996.

                NOMINEES FOR ELECTION AS DIRECTORS TO BE ELECTED
                    FOR A TERM OF THREE YEARS ENDING IN 1999

                                                                                      FIRST
    NAME, AGE AND                                                                   ELECTED A
 BUSINESS EXPERIENCE                                                                DIRECTOR
--------------------                                                                ---------
ALLAN V. MARTINI, 68..............................................................     1990

  Retired Vice President Exploration/Production and director of Chevron
  Corporation (petroleum operations) since August 1988. Mr. Martini served in that position from July 1986 until his retirement.

MICHAEL A. MORPHY, 63.............................................................     1990

  For the past five years, retired Chairman and Chief Executive Officer of California Portland Cement Company. Mr. Morphy is also a director of Cyprus Amax
  Minerals Co. and Santa Fe Pacific Pipelines, Inc.

REUBEN F. RICHARDS, 66............................................................     1992

  Chairman of the Board, Terra Industries Inc. (agribusiness) since December 1982;
  Chief Executive Officer thereof from December 1982 to May 1991 and President thereof from July 1983 to May 1991; Chairman of the Board, Engelhard Corporation
  (specialty chemicals, engineered materials and precious metals management services) from May 1985 to December 1994 and director thereof since prior to 1990; Chairman of the Board, Minorco (U.S.A.) Inc. ("Minorco (USA)"), from May
  1990 to March 1996 and Chief Executive Officer and President from February 1994 to March 1996. Mr. Richards is also a director of Ecolab, Inc. (cleaning and sanitizing products), Engelhard Corporation, Potlatch Corporation (forest products), and Minorco.

KATHRYN D. WRISTON, 56............................................................     1990

  For the past five years, director of various corporations and organizations, including Northwestern Mutual Life Insurance Company and a Trustee of the
  Financial Accounting Foundation.

                          DIRECTORS CONTINUING IN OFFICE UNTIL 1997

MARC J. SHAPIRO, 48...............................................................     1990

  Chairman and Chief Executive Officer of Texas Commerce Bank National Association
  ("Texas Commerce Bank") (banking) since 1987, and a member of the Management
  Committee of Chemical Banking Corporation since December 1991. Mr. Shapiro is also a director of Browning-Ferris Industries, Burlington Northern Santa Fe
  Corporation and a trustee of Weingarten Realty Investors.

                                                                                      FIRST
    NAME, AGE AND                                                                   ELECTED A
 BUSINESS EXPERIENCE                                                                DIRECTOR
--------------------                                                                ---------
WILLIAM E. GREEHEY, 59............................................................     1991

  Chairman of the Board, Chief Executive Officer and director of Valero Energy
  Corporation (refining and marketing, gas transmission and processing) since
  1983. Mr. Greehey is also a director of Weatherford-Enterra.

ROBERT F. VAGT, 48................................................................     1992

  Chairman of the Board, President, Chief Executive Officer and director of Global
  Natural Resources, Inc. (oil and gas exploration and production) since May 1992;
  President and Chief Operating Officer of Adobe Resources Corporation ("Adobe")
  (oil and gas exploration and production) from November 1990 to May 1992;
  Executive Vice President of Adobe from August 1987 to October 1990; Senior Vice
  President of Adobe from October 1985 to August 1987.

                          DIRECTORS CONTINUING IN OFFICE UNTIL 1998

MELVYN N. KLEIN, 54...............................................................     1993

  Attorney and Counselor at Law; private investor; the sole stockholder of a general partner in GKH Partners, L.P. Mr. Klein is also a principal of Questor
  Management Company, and director of Anixter International, Bayou Steel
  Corporation (specialty steel manufacturer) and Savoy Pictures Entertainment,
  Inc. (distributor of motion pictures).

ROBERT D. KREBS, 53...............................................................     1985

  President, Chief Executive Officer and a director of Burlington Northern Santa
  Fe Corporation since September 1995. Prior to such time, Mr. Krebs was Chairman,
  President and Chief Executive Officer of SFP since 1988. Mr. Krebs is also a director of The Atchison, Topeka and Santa Fe Railway Company, Santa Fe Pacific
  Pipelines, Inc., Santa Fe Pacific Gold Corporation, Burlington Northern, Inc.,
  Burlington Northern Railroad Company, Phelps Dodge Corporation and Northern
  Trust Corporation.

JAMES L. PAYNE, 58................................................................     1986

  Chairman of the Board, President and Chief Executive Officer of the Corporation since June 1990. Mr. Payne was President of Santa Fe Energy Company, a predecessor in interest of the Corporation from January 1986 to January 1990 when he became President of the Corporation. From 1982 to January 1986 Mr. Payne was Senior Vice President -- Exploration and Land of Santa Fe Energy Company.
  Mr. Payne is also a director of Pool Energy Services Co. (oilfield services).

     Certain Relationships and Related Transactions. Since July 1, 1990, the Corporation has entered into agreements with Texas Commerce Bank providing for cash management, lending, depository and other banking services in the normal course of business. Texas Commerce Bank also issued standby letters of credit with various expiration dates for security and environmental requirements totaling $6,356,854 as of December 31, 1995. Texas Commerce Bank is also the Trustee of the Corporation's Retirement Income Plan and the Trustee of the Corporation's Savings Investment Plan. Finally, effective November 19, 1992, the Corporation in return for cash contributed certain oil and gas interests to the Santa Fe Energy Trust which in turn issued Secure Principal Energy Receipts(TM) evidencing an interest in the Trust and a United States Treasury Obligation. Texas Commerce Bank is the Trustee of the Trust and acts as registrar and transfer agent of the Secure Principal Energy Receipts.(TM) During 1995 the Corporation paid Texas Commerce Bank interest in the amount of $18,885 for loans to the Corporation and fees for various services in the amount of $308,120 (which does not include $66,769 paid from the Retirement Income Plan Trust). In addition, Mr. Shapiro, a director of the Corporation, is Chairman and Chief Executive Officer of Texas Commerce Bank. Mr. Shapiro has no direct or personal interest in these banking arrangements. His interest arises only because of his positions as an officer of Texas Commerce Bank and a director of the Corporation. Mr. Shapiro has abstained from voting on any issues involving the relationships between the Corporation and Texas Commerce Bank.

     In the opinion of the Corporation, the fees paid to Texas Commerce Bank for the services performed are normal and customary.

     Mr. Krebs was Chairman, President and Chief Executive Officer of SFP until September 1995 when as the result of a business combination Burlington Northern Santa Fe Corporation became the successor in interest to SFP. Mr. Morphy was also a director of SFP in 1995 and Mr. Shapiro currently is a director of Burlington Northern Santa Fe Corporation. See Compensation Committee Interlocks and Insider Participation at page 13 for a description of certain transactions involving the Corporation and SFP. None of these individuals had a direct or personal interest in the above described transactions. Their interest arises only because of their positions as an officer and as a director in the case of Mr. Krebs and as directors in the case of Messrs. Morphy and Shapiro of SFP or Burlington Northern Santa Fe Corporation and as directors of the Corporation.

     Mr. Payne is also a director of Pool Energy Services Co. ("Pool") which provides various oilfield services. During 1995 the Corporation paid Pool subsidiaries $7,935,948 for services performed on properties operated by the Corporation. In the opinion of the Corporation, the amounts paid for services performed by Pool were competitive and were normal and customary in the industry. In addition, Mr. Payne and Mr. Rosinski, Senior Vice President -- Marketing and Environmental of the Corporation, were directors of Hadson Corporation ("Hadson") until May 1995. In December 1993 the Corporation completed a transaction with Hadson under the terms of which the Corporation sold the common stock of Adobe Gas Pipeline Company, a wholly-owned subsidiary, to Hadson in exchange for Hadson 11.25% preferred stock with a face value of $52 million and 40% of Hadson's common stock. In addition, the Corporation signed a seven-year gas sales contract under the terms of which Hadson will market a substantial portion of the Corporation's domestic natural gas production on terms which the Corporation believes are "arms length." In 1995 affiliates of Hadson purchased natural gas from the Corporation pursuant to such gas sales contract totaling $68,847,926. In addition, the Corporation purchased natural gas from Hadson affiliates in arm's length transactions totaling $4,862,362. In May 1995, the Corporation disposed of its stock holdings in Hadson and Messrs. Payne and Rosinski resigned from the Hadson board. Mr. Payne did not have a direct or personal interest in the above transactions and his interest arises only because of his position as an officer and director of the Corporation and as a director of Pool and Hadson. Mr. Rosinski did not have a direct or personal interest in the above transactions involving Hadson and his interest arises only because of his position as an officer of the Corporation and as a director of Hadson.

     The Corporation entered into an Agreement Regarding Shelf Registration dated March 24, 1995, with HC Associates ("HC") which owns more than 5% of the Corporation's common stock whereby the Corporation agreed that upon written demand (which demand may be submitted to the Corporation once, provided such registration is effected and the registration statement is declared effective) from HC, GKH Partners, L.P. ("GKH"), GKH Investments, L.P. (the "Fund"), Ernest
H. Cockrell Texas Testamentary Trust or Carol Cockrell Jennings Texas Testamentary Trust (collectively, the "Selling Stockholders") at any time prior to March 27, 2000 to file with the Securities and Exchange Commission a registration statement to register the offer and sale, from time to time, by the Selling Stockholders of up to 5,203,091 shares of the Corporation's common stock beneficially owned by them as of March 24, 1995, subject to certain specified restrictions. The Corporation is obligated to pay all expenses incidental to such registration, excluding underwriting discounts, commissions, fees or disbursements of legal counsel for the Selling Stockholders.

     See also Compensation Committee Interlocks and Insider Participation at page 13 and Security Ownership of Certain Beneficial Owners at page 7.

     Other Information Concerning Directors. In 1995, the Board met nine times, and each member of the Board as it was composed at the time attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served except Directors Klein and Krebs who attended at least 70% of such meetings.

     Directors Compensation. Directors who are not employees of the Corporation or its subsidiaries receive an annual retainer fee of $24,000, a fee of $1,000 for each meeting of the Board attended, and a fee of $1,000 (an additional $2,000 annual retainer for the committee chairman) for each committee meeting attended plus expenses for each Board or committee meeting attended. In September 1992 the Stockholders approved the 1990 Incentive Stock Compensation Plan, as amended (the "Stock Plan"). Pursuant to the Stock Plan, non-employee directors owning less than 25,000 shares of the Corporation's common stock receive 37.5 percent of their annual retainer in shares of the Corporation's common stock based on the Fair Market Value (as defined in the Stock Plan) on the date of grant (the date of the Annual Meeting of Stockholders). In May 1995 each director except Messrs. Payne, Krebs and Klein received 941 shares of common stock with a six month restriction period during which it could not be transferred.

     On January 22, 1996, the Board approved an amendment to the Stock Plan, subject to stockholder approval, which would modify the Directors' compensation. Pursuant to this amendment non-employee directors would receive as a portion of their annual retainer 1,000 shares of common stock with a six-month restriction period during which it could not be transferred as well as 5,000 Non-Qualified Stock Options ("NQSOs") per year. The shares of common stock and the NQSOs would be granted on the date of the Annual Meeting of Stockholders with the NQSOs having a strike price of the Fair Market Value (as defined in the Stock Plan) on that date. In addition, all newly elected directors would receive a one-time grant of 10,000 NQSOs with a strike price of the Fair Market Value on the date the director is first elected. Current directors received a similar one-time grant effective February 1, 1996. Additional terms and conditions relating to the common stock and NQSOs are discussed on page 21. In the future the cash portion of the annual retainer will be $10,000. For a further description of these amendments see page 21.

     Board Committees. In 1995, the Board maintained Audit, Compensation and Benefits, Finance, Nominating and Pension Committees. Following are the members of each committee and brief descriptions of the functions of the Board Committees. All chairmen of the above committees are non-employee directors.

     The members of the Audit Committee are Kathryn D. Wriston (Chairman), Marc
J. Shapiro and Melvyn N. Klein. The principal functions of the Audit Committee, which met three times in 1995, include overseeing the performance and reviewing the scope of the audit function of independent accountants. The Audit Committee also reviews, among other things, audit plans and procedures, the Corporation's policies with respect to conflicts of interest and the prohibition on the use of corporate funds or assets for improper purposes, changes in accounting policies, and the use of independent accountants for non-audit services.

     The members of the Compensation and Benefits Committee are William E. Greehey (Chairman), Michael A. Morphy and Reuben F. Richards. The principal function of the Compensation and Benefits Committee, which met four times in 1995, is to administer all executive compensation and benefit plans of the Corporation. Members of the Compensation and Benefits Committee are not eligible to participate in any benefit plans of the Corporation that they administer except the Stock Plan pursuant to which grants may be made only as described above.

     The members of the Nominating Committee are Robert F. Vagt (Chairman), Kathryn D. Wriston, Allan V. Martini and James L. Payne. The Nominating Committee, which met once in 1995, receives recommendations for review and evaluates the qualifications of and selects and recommends to the Board of Directors, nominees for election as Directors. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent in writing to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting.

     The members of the Finance Committee were Robert F. Vagt (Chairman), Melvyn
N. Klein, Allan V. Martini, Reuben F. Richards and William E. Greehey. The Finance Committee, which met twice in 1995, reviewed capital expenditures of the Corporation and made recommendations concerning such expenditures to the Board of Directors. In January 1996, the Board of Directors abolished the Finance Committee and established the Executive Committee. The members of this committee are Melvyn N. Klein (Chairman), William E. Greehey, James L. Payne, Allan V. Martini and Reuben F. Richards. The committee may exercise, during periods between meetings of the Board of Directors, all powers of the Board in the management and business of the Corporation, subject to limitations imposed by the Bylaws, Certificate of Incorporation or applicable law.

     The members of the Pension Committee are Michael A. Morphy (Chairman), James L. Payne, Robert D. Krebs and Allan V. Martini. The duties of the Pension Committee, which met once in 1995, include reviewing the actions of the Pension Administration and Pension Investment Committees which are composed of the Corporation's employees, making recommendations to the Board of Directors concerning future membership of such committees and such other recommendations as may be necessary or appropriate, and recommending to the Board of Directors substantive amendments to the Corporation's retirement plan which do not change benefit levels.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Corporation's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Corporation's common stock, Convertible Preferred Stock, 7% Series, or $.732 Series A Convertible Preferred Stock based upon the number of shares outstanding on December 31, 1995:

                                                                                                NUMBER OF
                                                                     NUMBER OF                  SHARES OF
                                                                     SHARES OF                    $.732
                                        NUMBER OF                   CONVERTIBLE                 SERIES A
                                        SHARES OF                    PREFERRED       PERCENT   CONVERTIBLE
                                          COMMON     PERCENT OF        STOCK,          OF       PREFERRED    PERCENT OF
           NAME AND ADDRESS              STOCK(1)      CLASS         7% SERIES        CLASS       STOCK        CLASS
           ----------------             ----------   ----------     -----------      -------   -----------   ----------
HC Associates(2)......................   5,203,091       5.8%               0            0%             0          0%
  200 West Madison Street
  27th Floor
  Chicago, Illinois 60606

Spears, Benzak, Salomon & Farrell,
  Inc.(3).............................   6,962,329       7.7%          86,086          1.7%             0          0%
  45 Rockefeller Plaza
  New York, New York 10111

Merrill Lynch & Co., Inc.(4)..........  10,132,447      11.2%          64,219          1.0%       500,000        4.7%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10281

OppenheimerFunds, Inc.(5).............          --        --               --           --        805,000        7.5%
  Two World Trade Center
  Suite 3400
  New York, New York 10048

Wellington Management Company(6)......          --        --               --           --      1,271,600       11.9%
  75 State Street
  Boston, Massachusetts 02109

FMR Corp.(7)..........................   5,988,921       6.6%              --           --      1,447,600       13.5%
  82 Devonshire Street
  Boston, Massachusetts 02109

     The holders of Convertible Preferred Stock, 7% Series, of which there are 5,000,000 shares outstanding, may, at their option, convert any or all such shares into 1.3913 shares of the Corporation's common stock. Each share of $.732 Series A Convertible Preferred Stock, of which there are 10,700,000 shares outstanding, is convertible at the option of the holder into 0.8474 shares of the Corporation's common stock at any time prior to May 15, 1998.

------------

(1) Each holder has claimed sole voting and investment power concerning these shares except as noted below. The number of shares of common stock does not include shares issuable upon conversion of preferred stock.

(2) As reported at May 31, 1995, HC Associates, a Delaware general partnership ("HC") is the owner of 5,203,091 shares (approximately 5.8 percent) of the common stock of the Corporation. HC was organized in December 1992 for the purpose of, among other things, acquiring, holding, selling, exchanging and otherwise dealing with shares of the Corporation's common stock. The partners of HC (and their respective percentage interests in HC) are GKH Investments, L.P. (the "Fund") (92.743659 percent), GKH Partners, L.P., as nominee for GKH Private Limited (3.506491 percent), Ernest H. Cockrell Texas Testamentary Trust (1.874963 percent) and Carol Cockrell Jennings Texas Testamentary Trust (1.874965 percent). The sole general partner of the Fund, a Delaware limited partnership is GKH Partners, L.P. ("GKH"), a Delaware limited partnership. Pursuant to a management agreement, GKH manages assets on behalf of GKH Private Limited ("GKHPL"). The number of shares described

                                             (Notes continued on following page)
     above do not include 39,100 shares of common stock acquired in September 1994 by GKH on behalf of GKHLP and the Fund. The general partners of GKH are JAKK Holding Corp., a Nevada corporation ("JAKK"), DWL Lumber Corporation, a Delaware corporation ("DWL"); and HGM Associates Limited Partnership, an Illinois limited partnership ("HGMLP"). The sole general partner of HGMLP is HGM Corporation, a Nevada corporation ("HGM"). Melvyn
     N. Klein is the sole director and stockholder of JAKK and serves as its president, treasurer and secretary. Mr. Klein disclaims beneficial ownership of the shares of common stock owned by HC, GKH, GKHLP and the Fund. Dan W. Lufkin is president, director and sole stockholder, Craigh Leonard is secretary and a director and Douglas J. McBride is assistant secretary and a director of DWL. Jay A. Pritzker is a director and Chairman of the Board, Thomas J. Pritzker is president and a director, Glen Miller is vice president and treasurer and Harold S. Handelsman is vice president and secretary of HGM.

(3) As reported to the Corporation at February 5, 1996, Spears, Benzak, Salomon & Farrell, Inc. ("Spears, Benzak") was the beneficial owner of 6,962,329 shares (approximately 7.7%) of the common stock and 86,086 shares (approximately 1.7%) of the Convertible Preferred Stock, 7% Series, of the Corporation as of December 31, 1995. Spears, Benzak, a New York corporation, is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Spears, Benzak shares the power to vote and dispose or direct the disposition of such stock with various customers for whom the shares were purchased, but in each case the customer has the ultimate power to dispose and may at any time revoke Spears, Benzak's authority to vote and dispose of the shares. A variety of individuals, groups and corporations for whom Spears, Benzak serves as investment advisor have rights to dividends and proceeds of these shares.

(4) As reported at February 14, 1996, Merrill Lynch & Co., Inc., a Delaware corporation ("ML & Co."), Merrill Lynch Group, Inc., a Delaware corporation ("ML Group"), whose address is World Financial Center, North Tower, 250 Vesey Street, New York, N.Y. 10281, and Princeton Services, Inc., a Delaware corporation ("PSI"), whose address is 800 Scudders Mill Road, Plainsboro, N.J. 08536, are parent holding companies pursuant to Section 240, 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934 (the "Exchange Act"). The relevant subsidiaries of ML & Co. are Merrill Lynch Pierce, Fenner & Smith Incorporated, a Delaware corporation with its principal place of business at 250 Vesey Street, New York, New York ("MLPF&S"), ML Group and PSI, which is the general partner of Merrill Lynch Asset Management, L. P. (d/b/a) Merrill Lynch Asset Management ("MLAM"). The relevant subsidiary of Merrill Lynch Group is PSI.

     ML & Co. may be deemed to be the beneficial owner of common stock of the Corporation held by or deemed to be beneficially owned by ML Group and MLPF&S.

     ML Group, a wholly owned direct subsidiary of ML & Co., may be deemed to be the beneficial owner of 11.2% of the shares of the Corporation's common stock, 1% of the Convertible Preferred Stock, 7% Series and 4.7% of the $.732 Series A Convertible Preferred Stock by virtue of its control of its wholly-owned subsidiary, PSI.

     PSI, a wholly owned direct subsidiary of ML Group, may be deemed to be the beneficial owner of 9.2% of the shares of the Corporation's common stock, 1% of the Convertible Preferred Stock, 7% Series and 4% of the $.732 Series A Convertible Preferred Stock by virtue of its being the general partner of MLAM.

     MLAM, a Delaware limited partnership with its principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. MLAM may be deemed to be the beneficial owner of 9.2% of the shares of the Corporation's common stock, 1% of the Convertible Preferred Stock, 7% Series and 4% of the $.732 Series A Convertible Preferred Stock as a result of acting as investment adviser to investment companies registered under
     Section 8 of the Investment Company Act of 1940. One registered investment company advised by MLAM, Merrill Lynch Growth Fund for Investment & Retirement (the "Fund"), may be deemed to be the beneficial owner of 9.9% of the shares of the Corporation's common stock.

                                             (Notes continued on following page)

     MLPF&S, a wholly owned direct subsidiary of ML & Co. and a broker-dealer registered pursuant to the Exchange Act holds certain of the reported securities in proprietary trading accounts and may be deemed to be the beneficial owner of securities held in customer accounts over which MLPF&S has discretionary power and in unit investment trusts for which MLPF&S is the sponsor.

     Except as provided above as to certain securities of the Corporation held by MLPF&S in proprietary trading accounts, pursuant to Section 240.13d-4, ML & Co., ML Group, MLPF&S, PSI, MLAM, and the Fund disclaim beneficial ownership of the securities of the Corporation, and the filing of a
     Schedule 13G shall not be construed as an admission that any such entity is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any of the reported securities of the Corporation.

(5) As reported at February 9, 1996, the Board of Directors or Trustees of Oppenheimer Equity Income Fund ("OEIF") managed by OppenheimerFunds, Inc. ("OFI") and owning the shares of the Corporation's $.732 Series A Convertible Preferred Stock shown can direct the disposition of dividends received by OEIF and can dispose of such securities. Additionally, OFI shares the power to dispose of such securities with the Board of Directors or Trustees of OEIF; however, the Board of Trustees of OEIF has delegated these responsibilities to OFI as the fund's investment advisor under its investment advisory agreement. OFI has an interest relating to 7.5% of the securities noted by virtue of the interest of 7.5% of such securities owned by OEIF. OFI disclaims ownership of such securities except as expressly stated above.

(6) As reported at February 13, 1996, as of December 31, 1995, Wellington Management Company ("WMC"), in its capacity as investment advisor, may be deemed the beneficial owner of 1,271,600 shares of the Corporation's $.732 Series A Convertible Preferred Stock which are owned by numerous investment counselling clients. These clients receive dividends and the proceeds from the sale of such shares. No such client is known to have such interest with respect to more than five percent of the class except Vanguard/Wellesley Income Fund, Inc.

(7) As reported at February 14, 1996, as of December 31, 1995, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 5,718,698 or 6.3% of the common stock and 1,220,100 shares or 11.4% of the $.732 Series A Convertible Preferred Stock of the Company as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, and as a result of acting as sub-advisor to Fidelity American Special Situations Trust ("FASST").

     FASST is a unit trust established and authorized by the Department of Trade and Industry under the laws of England. The investment advisor of FASST is Fidelity Investment Services Limited, an English company and a subsidiary of Fidelity International Limited ("FIL").

     Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 5,709,198 shares of common stock owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

     FIL, FMR Corp., through its control of Fidelity, and FASST each has the sole power to vote and to dispose of the 9,500 shares held by FASST.

     Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 270,223 shares or less than 1% of the common stock and 227,500 shares or less than 1% of the $.732 Series A Convertible Preferred Stock of the Company as a result of its serving as an investment manager of the institutional accounts. Edward C. Johnson 3d and FMR Corp.,

                                             (Notes continued on following page)
     through its control of Fidelity Management Trust Company, has sole dispositive power over these shares and the sole power to vote or direct the vote over a portion of the shares.

     Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the "International Funds") and certain institutional investors. Fidelity International Limited is also the beneficial owner of 9,500 shares of the common stock outstanding owned by FASST.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of common stock beneficially owned as of February 1, 1996 (January 1, 1996 for shares held in the Corporation's Savings Investment Plan) by each of the directors, by each of the executive officers, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown. No individual listed below beneficially owns one percent or more of the Corporation's outstanding common stock. In addition, no individual listed below beneficially owns any shares of Convertible Preferred Stock, 7% Series. With the exception of Mr. Payne, no individual listed below owns any $.732 Series A Convertible Preferred Stock. Mr. Payne made one late report describing the purchase of $.732 Series A Convertible Preferred Stock in 1995.

                                                                 SHARES
            NAME OF DIRECTOR,                                     OWNED         PERCENT
        EXECUTIVE OFFICER OR GROUP                             BENEFICIALLY    OF CLASS
        --------------------------                             ------------    --------
        William E. Greehey....................................     23,726         --
        Melvyn N. Klein(1)....................................  5,047,143         --
        Robert D. Krebs.......................................     38,181         --
        Allan V. Martini......................................      6,907         --
        Michael A. Morphy.....................................      9,786         --
        Reuben F. Richards....................................      5,387         --
        Marc J. Shapiro.......................................     10,707         --
        Robert F. Vagt........................................     13,069         --
        Kathryn D. Wriston....................................      5,629         --
        James L. Payne(2).....................................    606,092         --
        Jerry L. Bridwell(3)..................................    252,853         --
        Hugh L. Boyt(4).......................................    169,056         --
        Michael J. Rosinski(5)................................     74,200         --
        R. Graham Whaling(6)..................................    200,149         --
        Directors and Executive Officers as a Group(7)........  6,945,193         7.7

------------

(1) Includes 5,047,083 shares of common stock which may be deemed to be owned by GKH primarily through its participation in HC Associates. See "Security Ownership of Certain Beneficial Owners" for a description of ownership of the Corporation's common stock by HC Associates. Mr. Klein is the sole stockholder of one of the general partners in GKH Partners, L.P., the general partner of GKH Investments, L.P. and the nominee for GKH Private Limited and disclaims beneficial ownership of the shares held by HC Associates.

(2) Mr. Payne's common stock ownership includes 46,842 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1996 and 422,890 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $14.9845. In addition, Mr. Payne owns 3,000 shares of $.732 Series A Convertible Preferred Stock.

(3) Mr. Bridwell's common stock ownership includes 35,866 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1996 and 173,839 shares which could be received

                                             (Notes continued on following page)
     upon the exercise of options within 60 days. The weighted average exercise price of such options is $15.8354.

(4) Mr. Boyt's common stock ownership includes 5,645 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1996 and 125,245 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $13.0965.

(5) Mr. Rosinski's common stock ownership includes 5,700 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1996 and 40,000 shares which could be received upon the exercise of options within 60 days. The exercise price of such options is $9.5625.

(6) Mr. Whaling's common stock ownership includes 649 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1996 and 187,500 shares which could be received upon the exercise of options within 60 days. The exercise price of such options is $8.00.

(7) The common stock ownership described includes 131,057 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1996 and 1,304,022 shares which could be received upon the exercise of options within 60 days.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee (the "Committee") has been chartered by the Board to review salaries and other compensation of officers, including Mr. Payne, the Corporation's Chief Executive Officer, and key employees on an annual basis. Following review, the Committee submits recommendations to the Board regarding such salaries and compensation. In addition, the Committee selects officers and key employees for participation in incentive compensation plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee plans of the Corporation.

  Compensation Policies for Executive Officers

     During 1995 the Committee, with the assistance of Hay Management Consultants, undertook an extensive review of the Corporation's compensation philosophy and strategy. As a result of this review, a performance-based executive compensation program was developed. The Committee believes the program is competitive, reinforces the Corporation's business strategy and supports objectives for enhanced shareholder value. It is designed to attract, retain and motivate key employees by providing total compensation opportunities consistent with those maintained by the Corporation's peer group. The group used for this purpose includes companies from the peer graph on page 17 which the Committee believes approximate the Corporation's size and asset mix. The program will allow compensation to vary significantly based on performance results, balance objectives for short-term operating performance with longer-term performance, and encourage stock ownership among key employees.

     Base salaries for the executive group are maintained near the median competitive position for comparable positions among the peer group. Annual incentive opportunities are targeted to provide compensation between a median and upper quartile of the Corporation's peer group described above. Long-term incentive opportunities are provided through grants of stock options and Phantom Units made pursuant to the Stock Plan and are targeted between median and upper quartile award levels with upside opportunities based on sustained performance and creation of shareholder value.

     As a result of the review described above, the executive officers, including Mr. Payne (but excluding Mr. Whaling who was hired in 1995), were given salary increases effective October 1, 1995.

     Annual incentives are provided through the Incentive Compensation Plan (the "ICP Plan"). Goals are established which, if met at the target objective, will result in the executive officer being paid 50 percent of the maximum amount for which the individual is eligible. All executive officers participate in the ICP Plan with maximum payout percentages in 1995 (before the possible adjustment discussed below) of base salary ranging from 80 percent for Mr. Payne through 50 percent for all other executive officers. The Committee may increase or decrease the ultimate award by 25 percent at its discretion.

     The goals established for 1995 were based upon discretionary cash flow per share, production, reserve replacement and the performance of the Corporation's common stock as compared to the peer group shown in the table on page 17. The awards were subject to reduction by 50 percent in the event the Corporation failed to achieve net income to common shareholders. Discretionary cash flow per share is defined as net cash provided by operating activities before changes in operating assets and liabilities minus exploration dry hole costs plus total exploration expense minus capitalized interest minus preferred dividends divided by the average number of common shares outstanding. Each goal was weighted equally and with the exception of stock performance was compared against profit plan projections. The discretionary cash flow and reserve replacement goals were met, the production goal was met at 78.8 percent and the stock performance goal was met at 50 percent producing an overall payout of 82.2 percent. The Corporation achieved net income to common shareholders and therefore the awards were not subject to reduction. Payment was made one half in cash and one half in Bonus Stock awarded pursuant to the Stock Plan.

     In December 1995, the Committee, as part of the above described review of compensation strategy, revised both the goals and the possible ICP Plan payout levels for executive officers including Mr. Payne. For 1996 the goals were set in most instances at higher levels than in the past and the maximum payout percentages (before the possible adjustment described above) of base salary will range from 100 percent for Mr. Payne through 75 percent for the executive officers identified in the Compensation Table on page 14. Other executive officers maximum payout levels will range from 60 percent to 50 percent. To further encourage stock ownership the payout of awards, if any, will be made 75 percent in cash, 25 percent in Bonus Stock pursuant to the Stock Plan. Participants may elect to forego all or a portion of the cash payment in return for the receipt of Restricted Stock on the basis of an additional $1 in value for each $2 of cash given up. These shares will be subject to forfeiture in certain events and will vest one third per year over a three-year period.

     In addition to the above described cash and stock payments, the executive officers and key employees are eligible to participate in other grants made under the Stock Plan. In order to further the identity of interest of Corporation employees with that of its stockholders, all forms of compensation under the Stock Plan relate to the Corporation's common stock.

     In January 1995, Mr. Whaling, Senior Vice President and Chief Financial Officer received a grant of 250,000 non-qualified stock options. The grant was made at market value on the date of Mr. Whaling's initial employment with the Corporation and vested as to one-half after six months, an additional one quarter after one year and the final one quarter after two years. No other executive officer, including Mr. Payne, received grants of stock options under the Stock Plan in 1995.

     As a final result of the compensation strategy review, in December 1995 the Committee granted a total of 104,542 Phantom Units under the Stock Plan to ten individuals including Mr. Payne and seven other executive officers. Mr. Payne received 34,335 Phantom Units, the executive officers listed in the Compensation Table on page 14 received 9,375 Units each and the remaining individuals participating in the grant received Units in amounts ranging from 9,375 to 5,833. The Units are to be earned over a three year period commencing January 1, 1996 with ultimate payment, if any, to be made in an equivalent number of shares of the Corporation's common stock. The Committee established four equally weighted goals which must be attained over this three-year period. Full payout will result if discretionary cash flow (as described above) and production volumes equal the three-year projected levels established by the 1996 profit plan, the Corporation's common stock price performance equals the S&P 500 Index over the three-year period and the Corporation's common stock price at the end of the three years equals an established target. If the above goals are substantially exceeded possible payouts may increase by 50 percent. Failure to meet a threshold goal level will result in the reduction or total elimination of a payout. It is anticipated that grants of Performance Units with similar terms and conditions will be made on an annual basis to Mr. Payne and other members of the executive group.

  Chief Executive Compensation

     The review of executive compensation strategy discussed above under Compensation Policies for Executive Officers also included a review of Mr. Payne's compensation. The peer group study conducted by Hay Management Consultants revealed that Mr. Payne's salary and incentive opportunities were somewhat below median. As a result, Mr. Payne's annual salary was adjusted to $515,000 on October 1, 1995. In addition, Mr. Payne's ICP Plan maximum payout (before considering the Committee's discretionary adjustment described above) was increased for 1996 to 100 percent of salary. Finally, Mr. Payne received a grant of 34,335 Phantom Units effective January 1, 1996 subject to the terms and conditions described above.

  Section 162(m) of the Internal Revenue Code of 1986, as amended

     The Committee continues to review implications of the $1 million pay cap rules set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended, and intends to take the steps it deems appropriate to insure compensation policies comply therewith.

                                          COMPENSATION AND BENEFITS COMMITTEE

                                          William E. Greehey, Chairman
                                          Michael A. Morphy
                                          Reuben F. Richards

  Compensation Committee Interlocks and Insider Participation

     No member of the Compensation and Benefits Committee was an officer or employee of the Corporation in 1993, 1994 or 1995. Mr. Greehey is Chairman of the Board and Chief Executive Officer of Valero Energy Corporation. During 1995, an affiliate of Valero paid the Corporation $684,186 for compression of natural gas. These fees were determined on an arm's length basis. Mr. Greehey did not have a direct or personal interest in the above transactions and his interest arises only because of his position as an officer and director of Valero and as a director of the Corporation.

     Mr. Morphy was a director of SFP in 1995. In connection with the distribution of shares of the Corporation's common stock by SFP (and the initial distribution in December 1989 to SFP by one of SFP's wholly owned subsidiaries of such shares) (collectively the "Spin-Off"), the Corporation and SFP entered into an agreement to protect SFP from federal and state income taxes, penalties and interest that would be incurred by SFP if the Spin-Off was determined to be a taxable event resulting primarily from actions taken by the Corporation during a one year period that ended on December 4, 1991. If the Corporation were required to make payments pursuant to the agreement, such payments could have a material adverse effect on its financial condition; however, the Corporation does not believe that it took any actions during such one-year period that would have such an effect on the Spin-Off.

     For periods prior to the date of the Spin-Off, the Corporation was included in the consolidated federal income tax return filed by SFP as the common parent for itself and its subsidiaries. Pursuant to the Agreement for the Allocation of the Consolidated Federal Income Tax Liability Among the Members of the SFP Affiliated Group and various state agreements for the allocation of tax liability among the SFP Group (the "Tax Agreements") between SFP and its subsidiaries, the Corporation paid to SFP an amount approximating the federal income tax liability and for years 1989 and 1990 the state income tax liability it would have paid if it and its subsidiaries were members of separate consolidated groups. These amounts were payable regardless of whether the SFP consolidated group, as a whole, had any current federal or state income tax liability. Pursuant to the Agreement Concerning Taxes between SFP and the Corporation, after the Spin-Off additional payments to or refunds from SFP may be made if there is an audit, carryover or similar adjustment subsequently made that impacts the computation of amounts paid SFP as described above.

     Mr. Morphy has no direct or personal interest in the above described transaction. His interest arose only because of his position as a director of SFP and as a director of the Corporation.

     Mr. Richards is the former Chairman of the Board, Chief Executive Officer and President of Minorco (USA) and is a director of its parent Minorco. On March 8, 1996, Minorco (USA) disposed of 8,712,327 shares of the Corporation's common stock which it held. Pursuant to the terms of a registration rights agreement dated December 10, 1991, and effective as of May 19, 1992 the Corporation paid substantially all expenses incidental to the registration of these shares, excluding underwriting discounts and commissions. Mr. Richards did not have a direct or personal interest in this transaction and his interest arises only because of his former position as an officer and director of Minorco (USA) and a director of Minorco and the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                           ANNUAL COMPENSATION    COMPENSATION
                                                          ---------------------   ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING      ALL OTHER
       NAME AND                                           SALARY                  OPTIONS/SARS   COMPENSATION
  PRINCIPAL POSITION                            YEAR         $       BONUS $(1)       #(2)           $(3)
  ------------------                            ----      -------    ----------   ------------   ------------
James L. Payne                                  1995      433,250      284,922            --         24,150
  Chairman of the Board                         1994      406,000      300,000            --         18,983
  Chief Executive Officer                       1993      380,000      185,440       300,000         13,358
  and President

R. Graham Whaling                               1995(4)   225,000      109,766       250,000          6,000
  Senior Vice President and                     1994           --           --            --             --
  Chief Financial Officer                       1993           --           --            --             --

Hugh L. Boyt                                    1995      210,731      103,938            --          9,432
  Senior Vice President --                      1994      204,308      102,971            --         10,489
  Production                                    1993      190,000       69,540       100,000         11,025

Jerry L. Bridwell                               1995      207,080      107,000            --         11,246
  Senior Vice President --                      1994      199,440      100,518            --         10,295
  Exploration and Land                          1993      190,000       69,540       100,000         11,400

Michael J. Rosinski                             1995      194,675       91,200            --         11,026
  Senior Vice President --                      1994      192,900       97,222            --          9,912
  Marketing and Environmental                   1993      180,000       65,880       100,000          7,345

---------------

(1) The bonus amounts shown, while determined on a cash basis, were actually paid partially in shares of the Corporation's common stock pursuant to the Stock Plan. For 1993, Messrs. Payne, Boyt, Bridwell and Rosinski received 10,092, 3,785, 3,785 and 3,586 shares, respectively. For 1994, Messrs.
    Payne, Boyt, Bridwell and Rosinski received 17,911, 6,148, 6,002 and 5,805 shares, respectively. For 1995, Messrs. Payne, Whaling, Boyt, Bridwell and Rosinski received 14,898, 1,818, 5,435, 5,595 and 4,769 shares, respectively.

(2) Effective upon his date of employment (January 4, 1995), Mr. Whaling was granted 250,000 Non-Qualified Stock Options ("NQSO's") pursuant to the Stock Plan. The NQSO's were granted at Fair Market Value as defined in the Stock Plan ($8.00 per share) and vested immediately as to one-half of the grant, an additional one-quarter after one year and the final one-quarter after two years.

(3) Amounts shown reflect matches made by the Corporation for employee contributions to the Santa Fe Energy Resources, Inc. Savings Investment Plan as well as the performance match. (See "Benefit Plans -- Savings Plan" for a description of the Savings Investment Plan and the performance match.) The performance match is contributed in the year following the performance and therefore total amounts shown for 1993, 1994 and 1995 include the match made for 1992, 1993 and 1994 results, respectively. The Corporation made a performance match in March 1996 for 1995 results for Messrs. Payne, Whaling, Boyt, Bridwell and Rosinski in the amount of $2,460 for each individual. In addition, amounts shown for 1995 also include the match made by the Corporation relating to deferrals under the Deferred Compensation Plan. (See "Benefit Plans -- Savings Plan" for a description of the Deferred Compensation Plan.) These amounts are also subject to the performance match outlined in the Savings Investment Plan. In March 1996 the Corporation allocated to accounts maintained by Messrs. Payne, Whaling, Boyt, Bridwell and Rosinski $4,645, $0, $0, $766 and $732, respectively as a performance match.

(4) Mr. Whaling was first employed by the Corporation on January 4, 1995.

                  AGGREGATED OPTION/SAR EXERCISES IN 1995 AND
                        1995 YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF
                                                            SECURITIES            VALUE OF
                                                            UNDERLYING           UNEXERCISED
                                         SHARES            UNEXERCISED          IN-THE-MONEY
                                        ACQUIRED         OPTIONS/SARS AT       OPTIONS/SARS AT
                                           ON             YEAR-END 1995         YEAR-END 1995
                                        EXERCISES          EXERCISABLE/         EXERCISABLE/
     NAME                              DURING 1995        UNEXERCISABLE        UNEXERCISABLE(1)
     ----                              -----------       ---------------       ----------------
                                           (#)                 (#)                   ($)
James L. Payne.......................      -0-            422,890/300,000            0/0
R. Graham Whaling....................      -0-            125,000/125,000      195,312/195,312
Hugh L. Boyt.........................      -0-            125,245/100,000            0/0
Jerry L. Bridwell....................      -0-            173,839/100,000            0/0
Michael J. Rosinski..................      -0-             40,000/100,000            0/0

------------

(1) Only Mr. Whaling's unexercised options are "in-the-money" as the option exercise price of $8.00 per share was lower than the $9.5625 per share average sales price of the Corporation's common stock at December 29, 1995. All the other various option exercise prices equaled or exceeded the average sales price on December 29, 1995.

                           LONG-TERM INCENTIVE PLANS
                                 AWARDS IN 1995

                                                                          ESTIMATED FUTURE PAYOUTS
                                  NUMBER OF         PERFORMANCE               UNDER NON-STOCK
                                SHARES, UNITS     OR OTHER PERIOD            PRICE-BASED PLANS
                                  OR OTHER             UNTIL          --------------------------------
                                   RIGHTS          MATURATION OR      THRESHOLD     TARGET     MAXIMUM
      NAME                           (#)              PAYOUT             (#)         (#)         (#)
      ----                      -------------     ---------------     ---------     ------     -------
James L. Payne................      34,335        1/1/96-12/31/98       10,300      34,335     51,502
R. Graham Whaling.............       9,375        1/1/96-12/31/98        2,812       9,375     14,062
Hugh L. Boyt..................       9,375        1/1/96-12/31/98        2,812       9,375     14,062
Jerry L. Bridwell.............       9,375        1/1/96-12/31/98        2,812       9,375     14,062
Michael J. Rosinski...........       9,375        1/1/96-12/31/98        2,812       9,375     14,062

     In December 1995, the individuals described above (as well as 4 other executive officers and key employees) received grants of Phantom Units pursuant to the Stock Plan in the amounts indicated. The grant was effective January 1, 1996 with the Units being earned over a three-year period. Ultimate payout, if any, is to be made in an equivalent number of shares of the Corporation's common stock. Four equally weighted goals have been established which must be attained over the three year performance period. Full payout at the target level will result if discretionary cash flow (as described on page 12) and production volumes equal the three year projected levels established by the 1996 profit plan, the Corporation's common stock price performance equals the S&P 500 Index over the three year period and the Corporation's common stock price at the end of the three years equals an established target. If the above goals are substantially exceeded possible payouts may increase to the maximum shown. Failure to meet a threshold level, shown above as the combined threshold level of all four goals, will result in a reduction or total elimination of a payout.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's common stock to the S&P 500 Index and to an index composed of 21 Independent Oil and Gas Companies selected by Goldman, Sachs & Co. from time to time.(1) Although Goldman, Sachs & Co. does not represent that these companies comprise a "peer group," the Corporation believes that its asset base and operations are best compared to this group and that they are its peers.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG
      SANTA FE ENERGY RESOURCES INC., THE S & P 500 INDEX AND A PEER GROUP

                                        SANTA FE
      MEASUREMENT PERIOD                 ENERGY
    (FISCAL YEAR COVERED)               RESOURCES       S & P 500       PEER GROUP
12/90                                      100             100             100
12/91                                       59             130              91
12/92                                       58             140             106
12/93                                       62             155             129
12/94                                       54             157             116
12/95                                       65             215             139

 * $100 invested on 12/31/90 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

(1) This group of companies, which includes the Corporation, also currently includes Anadarko Petroleum Corp., Apache Corp., Barrett Resources Corp., Burlington Resources, Cabot Oil & Gas, Cross Timbers Oil Co., Devon Energy, Enron Oil & Gas, Louisiana Land & Exploration, Mitchell Energy & Development, Noble Affiliates, Inc., Oryx Energy Co., Parker & Parsley Petroleum, Pennzoil Co., Pogo Producing Company, Seagull Energy Corp., Union Texas Petroleum Holdings, Inc., Vastar Resources, Inc., Vintage Petroleum and United Meridian Corp. Due to activities such as reorganizations and mergers, additions and deletions are made to the group from time to time.

                                 BENEFIT PLANS

     The Corporation maintains a 401(k) savings plan and a retirement income plan. In addition, the Corporation has entered into employment agreements with certain officers and key employees and maintains a severance program for all full-time salaried employees. These plans and agreements are briefly described below.

     Savings Plan. The Corporation has adopted the Santa Fe Energy Resources Retirement and Savings Plan, which became operative and was restated and renamed the Santa Fe Energy Resources Savings Investment Plan, effective November 1, 1990 (the "Savings Investment Plan"). The Savings Investment Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. Substantially all salaried employees are eligible to participate on the first day of the month after their date of hire. The Corporation will match up to 4% of an employee's compensation and the employee's contribution could not exceed $9,240 in 1995. The limit amount is indexed each year to reflect cost-of-living increases and was increased to $9,500 in 1996.

     In addition to the employer match described above, at the end of each fiscal year, the Corporation's performance is evaluated using the same performance measures used in the ICP Plan. If the performance meets or exceeds the goals for that year, participants will receive up to another fifty cents on each regular matching dollar contributed by the Corporation. The regular employer matching contributions as well as the performance match are made in the Corporation's common stock. The goals were 82.20 percent met in 1995 and a partial performance match was made in March 1996.

     The Savings Investment Plan is intended to qualify as a Section 401(k) cash or deferred compensation arrangement whereby an employee's contributions and the employer's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Investment Plan, and the Savings Investment Plan is subject to the restrictions imposed by the Code. Investment alternatives to which contributions may be allocated by the participants include a fixed income fund, an equities fund, a balanced fund, a growth equity fund and a fund which is invested in the Corporation's common stock.

     The Corporation also maintains a supplemental deferred compensation arrangement whereby employees earning in excess of $95,000 per year are allowed to defer all or a portion of their salary until any future year or retirement. These amounts are not matched by the Corporation. Employees earning in excess of $150,000 per year may also defer up to 4 percent of such excess and the amount will be matched by the Corporation. The amount contributed is also subject to the performance match described above in the Savings Investment Plan. All amounts are contributed in cash and earn interest at the rate paid on the fixed income fund of the Savings Investment Plan.

     Retirement Plans. The Corporation has adopted the Santa Fe Energy Resources Retirement Income Plan, a qualified defined benefit plan for substantially all salaried employees (the "Retirement Plan"), and the Santa Fe Energy Resources Supplemental Retirement Plan (the "Nonqualified Plan"). The Nonqualified Plan will pay benefits to Retirement Plan participants where the Retirement Plan formula produces a benefit to members in excess of limits imposed by ERISA law and applicable government regulations. It also includes amounts deferred under the Santa Fe Energy Resources, Inc. Deferred Compensation Plan as pensionable compensation. Benefits which have accrued to the Corporation's participants under the Santa Fe Pacific Retirement Plan ("SFP Retirement Plan") are protected under the Retirement Plan. Total approximate benefits under both the Retirement Plan and supplemental plan are shown below for selected compensation levels and years of service. As of December 31, 1995, Messrs. Payne, Whaling, Boyt, Bridwell and Rosinski were credited with 13.8, 1.0, 12.2, 21.9 and 3.3 years of service under the plans, respectively.

                               PENSION PLAN TABLE

     AVERAGE                                           YEARS OF SERVICE
      YEARLY                   ----------------------------------------------------------------
   COMPENSATION                   15            20            25            30            35
   ------------                --------      --------      --------      --------      --------
     $125,000...............   $ 22,000      $ 29,000      $ 36,000      $ 54,000      $ 64,000
     $150,000...............   $ 26,000      $ 35,000      $ 44,000      $ 66,000      $ 77,000
     $175,000...............   $ 31,000      $ 41,000      $ 52,000      $ 78,000      $ 91,000
     $200,000...............   $ 36,000      $ 48,000      $ 60,000      $ 89,000      $104,000
     $225,000...............   $ 40,000      $ 54,000      $ 67,000      $101,000      $118,000
     $250,000...............   $ 45,000      $ 60,000      $ 75,000      $113,000      $131,000
     $300,000...............   $ 54,000      $ 72,000      $ 91,000      $136,000      $158,000
     $400,000...............   $ 73,000      $ 97,000      $122,000      $182,000      $213,000
     $450,000...............   $ 82,000      $110,000      $137,000      $206,000      $240,000
     $500,000...............   $ 92,000      $122,000      $153,000      $229,000      $267,000
     $600,000...............   $110,000      $147,000      $184,000      $275,000      $321,000
     $650,000...............   $119,000      $159,000      $199,000      $299,000      $348,000

     Benefit figures shown are amounts payable based on a straight life annuity assuming retirement by the participant at age 62 in 1994 without a joint survivorship provision. The benefits listed in the above table are not subject to any deduction for social security or other offset amounts.

     Benefits under the plans are computed based on a participant's total compensation during this period of covered employment, for the 60 consecutive months during the ten-year period immediately prior to the termination of his covered employment for which his total compensation is the highest, divided by
60. If a participant has not received compensation for 60 consecutive months during such ten-year period, his compensation shall equal the total of his compensation for the longest period of consecutive months during such ten-year period divided by the total number of months of compensation so considered.

     Compensation recognized under the plans is the total basic compensation, including any elective salary deferral amounts excluded from income pursuant to
Section 125 or 402 of the code, plus overtime, shift differentials and bonuses (whether cash or stock) paid pursuant to recurring bonus programs, including compensation deferred under the Santa Fe Energy Resources, Inc. Deferred Compensation Plan, but excluding any special or extraordinary bonuses and any other items of compensation. A participant's basic compensation is the regular rate of pay specified for his position and does not include automobile allowances, imputed income under any group term life insurance program, moving expense or other reimbursements, fringe benefits, or similar items.

     The pension compensation therefore differs from the compensation listed in the Summary Compensation Table in several respects. Pension compensation is based on average compensation as explained above. It does not include restricted stock awards, stock options,and other compensation in the "All Other Compensation" column (i.e., employer matching contributions to the Savings Investment Plan and the performance match). It also does not include special or extraordinary bonuses.

     The pension compensation of officers whose pension compensation differs from the compensation contained in the Summary Compensation Table on page 14 is listed below:

                                                                PENSION COMPENSATION
                 NAME                                           (FINAL AVERAGE PAY)
                 ----                                           --------------------
            James L. Payne......................................      $642,300
            R. Graham Whaling...................................      $334,800
            Hugh L. Boyt........................................      $273,400
            Jerry L. Bridwell...................................      $284,600
            Michael J. Rosinski.................................      $275,400

     Employment Agreements. The Corporation has entered into employment agreements ("Employment Agreements") covering 8 current employees of the Corporation (including each of the individuals named in the Cash Compensation Table except Mr. Rosinski). The Employment Agreements are intended to encourage such employees to remain in the employ of the Corporation. The initial term of 7 of the 8 Employment Agreements expired on December 31, 1990 and, on January 1, 1991 and beginning on each January 1st thereafter, is automatically extended for additional one-year periods, unless by September 30 of any year the Corporation gives notice that the Employment Agreement will not be so extended. The term of the Employment Agreement, however, is automatically extended for a minimum period of 24 months following a Change in Control. Such a Change in Control occurred due to the merger with Adobe. Mr. Whaling's agreement was entered into effective January 4, 1995. The initial term will expire December 31, 1996 and beginning on each January 1st thereafter, is automatically extended for additional one-year periods, unless by September 30 of any year the Corporation gives notice that the Employment Agreement will not be so extended. The Agreement is automatically extended for a minimum period of 24 months following a Change in Control. Mr. Whaling's Employment Agreement was not effected by the merger with Adobe.

     In the event that following Change in Control (and during the term of the Employment Agreement) employment is terminated by the employee for "Good Reason" or the employee is involuntarily terminated by the Corporation other than for "Cause" (as those terms are defined in the Employment Agreements), the Employment Agreements provide for: (a) a lump sum payment equal to two years' base salary; (b) the maximum bonus possible under the ICP Plan; (c) a lapse of restrictions on any outstanding Restricted Stock grants and full payout of related Phantom Units; (d) a cash payment for each outstanding option equal to the amount by which the "fair market value" (as defined in the Employment Agreement) of a share of the Corporation's common stock on the date of termination exceeds the exercise price of the option; and (e) life, disability and health benefits for a period of up to 24 months. The payments and benefits provided in clauses (b), (c), (d) and (e) above are payable pursuant to the Employment Agreement only to the extent they are not paid out under the terms of any other plan of the Corporation. The payments and benefits provided by these Employment Agreements are further limited to the extent that the value thereof, when aggregated with certain other payments or benefits, would exceed (i) 2.99 times the "base amount" as defined in Section 280G of the Internal Revenue Code (the "base amount" approximating the average of five years' compensation preceding a Change in Control) plus (ii) the value of all health and life insurance benefits and the earned portion of any award or benefit previously granted, unless the employee would receive a greater net after-tax benefit if such payments and benefits were reduced so that no excise tax would be payable. Without giving effect to such limitation, the estimated value of the payments and benefits that Messrs. Payne, Whaling, Boyt, and Bridwell, and all executive officers as a group including these individuals would be entitled to receive if a qualifying termination occurred on February 1, 1996 is $1,903,578, $826,462, $744,520, $737,882 and $6,310,384, respectively.

     Severance Program. The Corporation has adopted a Severance Program for all full-time, salaried employees who are terminated by the Corporation or terminated or constructively terminated by an acquiring company, other than for Cause (as defined in the Severance Program). However, following a Change in Control (defined substantially the same as in the Stock Compensation Plan), an executive officer or key employee who has entered into an Employment Agreement is not eligible to receive duplicate benefits under the Employment Agreement and the Severance Program. As noted above, the merger of Adobe with the Corporation constituted a Change of Control. A participant in the Severance Program is generally entitled to an amount of up to one year's pay based upon a participant's age, length of service and highest rate of base salary in effect during the 24-month period preceding his termination, provided that the aggregate of such payment does not exceed two times the participant's actual salary for the 12-month period preceding the date of termination. In addition, a participant is entitled to continuation of health and life insurance benefits for up to a period of two years.

                APPROVAL OF THE SANTA FE ENERGY RESOURCES, INC.
                    1990 INCENTIVE STOCK COMPENSATION PLAN,
                        THIRD AMENDMENT AND RESTATEMENT

     A proposal will be presented at the annual meeting to approve the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Third Amendment and Restatement (the "Amended and Restated Stock Plan") which was adopted by the Board of Directors on January 22, 1996, subject to stockholder approval. The Amended and Restated Stock Plan will become effective only upon its approval by the stockholders and in the event such approval is not granted, the terms of the Stock Plan approved by the stockholders on May 10, 1995 will remain in effect. A summary of the material provisions which differ from the Stock Plan approved on May 10, 1995 is set forth below. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval of the Amended and Restated Stock Plan.

     The Stock Plan, Second Amendment and Restatement, was approved by the stockholders on May 10, 1995 and authorized the issuance of up to 7,500,000 shares of the Corporation's common stock pursuant to Non-Qualified Stock Options ("NQSO's"), Incentive Stock Options ("ISO's"), Stock Appreciation Rights ("SAR's"), Limited Stock Appreciation Rights ("LSAR's"), Phantom Units, Restricted Stock or Bonus Stock.

     The Amended and Restated Stock Plan would automatically grant each non-employee Director of the Corporation on the date of the regular Annual Meeting of Stockholders the option to purchase 5,000 shares of the Corporation's common stock at the Fair Market Value on the date of grant (the "Director Options"). The Director Options shall become exercisable (vested) on the earlier of (i) the first day that is more than six months following its Grant Date or
(ii) an Acceleration Date (as defined in the Amended and Restated Plan) occurring after the grant date. Each Director Option also automatically includes a Limited Stock Appreciation Right (as defined in the Amended and Restated
Plan). In addition each non-employee Director who served in that position on January 22, 1996, (the date of adoption of the Amended and Restated Plan) shall automatically receive a Director Option for 10,000 shares of the Corporation's common stock with the effective date of the grant being the first day of the month following adoption of the Amended and Restated Stock Plan by the Board of Directors (February 1, 1996). Each Director who is elected or appointed by the Board for the first time after the initial grant date shall automatically receive, effective on the date of his or her election or appointment, a Director Option for 10,000 shares of the Corporation's common stock. In lieu of the grant of Restricted Stock to Directors in the amount of 37.5 percent of their annual retainer now contained in the Stock Plan, all non-employee Directors shall receive 1,000 shares of Restricted Stock effective on the date of each Annual Meeting of Stockholders. The shares are restricted as to transfer until the earlier of the date that is six months and one day after the grant date, the Director's death, retirement, or disability or the occurrence of a Change of Control (as defined in the Amended and Restated Plan).

     Finally, the time period for exercising options following death, retirement or termination by the Corporation (other than for Cause) shall be extended from the current period of 90 days to one year (depending upon the reason for termination) to 3 years.

     The foregoing summary of the material modification to the Amended and Restated Plan is subject to the provisions of the Third Amendment and Restatement which is included as Appendix A to this proxy statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as the independent public accountants for the Corporation in 1995 and has been appointed the Corporation's independent public accountants for 1996. Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The stockholders are requested to ratify and approve the appointment of Price Waterhouse LLP as independent public accountants for 1996. The appointment of Price Waterhouse LLP will be approved if the votes cast in favor of such approval exceed the votes cast opposing such approval.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

                           COST OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this proxy material will be borne by the Corporation. In addition to solicitation by mail, solicitations may be made by regular employees of the Corporation or by paid solicitors in person or by telephone or telegraph. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy material to their principals and the Corporation will reimburse them for their expense in so doing.

                             STOCKHOLDER PROPOSALS

     In accordance with the proxy rules of the Securities and Exchange Commission, proposals by stockholders intended for inclusion in the proxy material solicited by the Corporation for the 1997 annual meeting must be received at the Corporation's executive offices no later than November 21, 1996; provided, however, that if the date of the 1997 annual meeting is scheduled to be held prior to April 8, 1997 or later than June 8, 1997, the proposals are then required to be received by the Corporation within a reasonable time before its solicitation is made.

     By order of the Board of Directors.

                                          MARK A. OLDER
                                          Corporate Secretary
March 21, 1996

                                                                      APPENDIX A

                        SANTA FE ENERGY RESOURCES, INC.
                     1990 INCENTIVE STOCK COMPENSATION PLAN
                       (THIRD AMENDMENT AND RESTATEMENT)

                              STATEMENT OF PURPOSE

     One purpose of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan (the "Plan") is to encourage superior performance by employees, by allowing the Board of Directors of Santa Fe Energy Resources, Inc. ("SFER") to award several forms of incentive compensation to employees of the Company. By providing incentive compensation commensurate and competitive with that provided by other companies, the Plan should also assist SFER in attracting and retaining the services of qualified and capable employees.

     In order to further the identity of interest of employees with the stockholders of SFER, all of the forms of compensation under the Plan relate to SFER Common Stock. Employees' success in enhancing stockholder value will translate directly into an enhanced benefit for the employee.

     An additional purpose of the Plan is to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of SFER, to encourage the highest level of Director performance by providing the Directors with a direct interest in SFER's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

I.  DEFINITIONS

     Unless the context indicates otherwise, the following terms have the meanings set forth below:

          "Acceleration Date" means the earliest date on which any of the following events shall first have occurred: (i) the acquisition described in clause (a) of the definition of "Change in Control" contained in this
     Section I, (ii) the change in the composition of the Board of Directors described in clause (b) of such definition or (iii) the stockholder approval or adoption described in clause (c) or (d) of such definition.

          "Award" means a grant of Options, Director Options, Restricted Stock, Phantom Units, Bonus Stock or Stock Appreciation Rights pursuant to the Plan.

          "Board" means the Board of Directors of SFER.

          "Bonus Stock" means Common Stock, which is not subject to a Restricted Period, awarded by the Committee pursuant to the Plan.

          "Cause" means (a) the willful and continued failure by the Participant (other than a Director) to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant (other than a Director) in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          A "Change in Control" shall be deemed to have occurred if:

             (a) any "person," as such term is used in Section 13(d) and 14(d)
                 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities under an employee benefit plan of SFER or any company owned, directly or indirectly, by the stockholders of SFER in substantially the same proportions as their ownership of stock of SFER, is or becomes the "beneficial owner" (as defined in Rule

                 13d-3 under the Exchange Act), directly or indirectly, of securities of SFER representing 25% or more of the combined voting power of SFER's then outstanding securities;

             (b) during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors of SFER, and any new director (other than a director designated by a person who has entered into an agreement with SFER to effect a transaction described in clause
                 (a), (c) or (d) of this definition) whose election by the Board of Directors of SFER or nomination for election by SFER's stockholders was approved by a vote of at least two-thirds
                 ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (c) the stockholders of SFER approve a merger or consolidation of
                 SFER with any other company other than (i) a merger or consolidation which would result in the voting securities of SFER outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of SFER (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of SFER (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of SFER's then outstanding securities; or

             (d) the stockholders of SFER adopt a plan of complete liquidation of SFER or approve an agreement for the sale or disposition by SFER of all or substantially all of SFER's assets. For purposes of this clause (d), the term "the sale or disposition by SFER of all or substantially all of SFER's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of SFER or of any direct or indirect subsidiary of SFER (including the stock of any direct or indirect subsidiary of SFER) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of SFER determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of SFER (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of SFER" shall be the aggregate market value of the outstanding shares of common stock of SFER (on a fully diluted basis) plus the aggregate market value of SFER's other outstanding equity securities. The aggregate market value of the shares of common stock of SFER shall be determined by multiplying the number of shares of SFER's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of common stock of SFER for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of SFER shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of SFER or by such other method as the Board shall determine is appropriate.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation and Benefits Committee of the Board.

          "Common Stock" means the common stock, $0.01 par value, of SFER.

          "Company" means collectively SFER and all companies in which SFER owns, directly or indirectly, more than 50% of the voting stock.

          "Director" means a member of the Board who is not also an employee of the Company.

          "Director Option" means an option to purchase shares of Common Stock granted pursuant to Section XVIII.

          "Disability" means the inability of a Participant to continue to perform the duties of his or her employment with the Company or as a member of the Board, as the case may be, as determined by the Committee.

          "Fair Market Value" shall mean, other than with respect to a Director Option, the value per share equal to the Market Price as of the date of determination unless, with respect to an Award to a key employee, the Board or the Committee shall, in good faith and using any fair and reasonable means selected in its discretion, determine another value to be used for such purpose. With respect to a Director Option, Fair Market Value shall mean the average of the highest and lowest prices of the Common Stock as reported by the consolidated tape of the New York Stock Exchange on the applicable date (or if there are no transactions on that date, the last preceding date on which there were transactions).

          "Grant Date" as used with respect to a particular Award means the date as of which such Award is granted pursuant to the Plan.

          "Option" means an option, other than a Director Option to purchase shares of Common Stock granted by the Committee pursuant to the Plan, which may be designated as either an "Incentive Stock Option" or a "Non-Qualified Stock Option."

          "Incentive Stock Option" means an Option that is intended to qualify as an Incentive Stock Option as described in Section 422 of the Code.

          "Limited Right" means a Stock Appreciation Right that is exercisable only as set forth in Section XIV of the Plan.

          "Market Price" means the average of the daily closing prices per share of the Common Stock for the 10 consecutive trading days immediately preceding the day as of which "Market Price" is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information. If shares of Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be determined by the Board in good faith using any fair and reasonable means selected in its discretion.

          "Non-Qualified Stock Option" means an Option granted pursuant to the Plan, other than an Incentive Stock Option.

          "Participant" means any key employee of the Company or Director who has an Award outstanding under the Plan.

          "Phantom Unit" means a right to receive upon the achievement of specified performance goals a payment from the Company in an amount equal to a specified percentage of the Fair Market Value of a share of Common Stock on the date on which such right becomes payable.

          "Plan" means the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan as set forth herein and as may be amended from time to time.

          "Related LSAR Option" means an Option or Director Option outstanding under the Plan with respect to which a Limited Right is granted pursuant to
     Section XIV.

          "Restricted Period" means the period of time for which Restricted Stock and/or Phantom Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

          "Restricted Stock" means Common Stock subject to a Restricted Period which is granted pursuant to the Plan.

          "Retirement" means an Employee's leaving the employment of the Company, other than for Cause, after his early retirement date as defined in the Company's tax-qualified retirement plan, or predecessor plan, under which the Participant is entitled to the immediate receipt of a benefit thereunder. With respect to a Director, "Retirement" means ceasing to be a member of the Board on or after reaching age 65.

          "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a share of Common Stock subsequent to the Grant Date of such Award.

II.  STOCK AND PHANTOM UNITS SUBJECT TO THE PLAN

     Subject to adjustment as provided in the Plan, the maximum aggregate number of shares of Common Stock with respect to which Options, Director Options Restricted Stock, Bonus Stock, Phantom Units and Stock Appreciation Rights may be granted from time to time under the Plan is 7,500,000; provided, however, no more than 500,000 shares of Common Stock shall be issued after January 1, 1995 as Restricted Stock. The Common Stock issued under the Plan may be either previously authorized but unissued shares or treasury shares acquired by SFER. In the event that any Award expires, lapses, is forfeited or otherwise terminates, any shares of Common Stock allocable to the terminated portion of such Award may again be made subject to an Award under the Plan. Further, to the extent an Award is paid in cash, rather than in Common Stock, or shares of Common Stock are tendered to the Company, or withheld by the Company from an Award, as payment of the exercise price of an Award or in satisfaction of any Company tax withholding obligation, such shares of Common Stock may again be made subject to an Award (other than Incentive Stock Options) under the Plan.

III.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The members of the Committee shall not be eligible to participate in the Plan, except as provided in Section XVIII. The Committee shall select from time to time those employees to be granted Awards under the Plan. The Committee shall also determine the terms and provisions of Awards, which need not be identical. The Committee shall grant all Awards. The Committee shall construe the Plan, prescribe and rescind rules and regulations relating to the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan, subject to the limitations of Section XXII.

IV.  ELIGIBILITY

     Subject to the discretion of the Committee, all officers and other key employees of the Company who have responsibility for the growth and profitability of the Company are eligible to receive Awards under the Plan; provided, however, no employee may receive in any calendar year an Award or Awards of Options and/or Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock. Directors shall automatically participate in the Plan as provided in Section XVIII.

V.  OPTIONS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Options to employees of the Company to purchase shares of Common Stock. Any Options granted may be designated as either Incentive Stock Options or as Non-Qualified Stock Options, or the Committee may designate a portion of an Award as "Incentive Stock Options" and the remaining portion as "Non-Qualified

Stock Options." Any portion of an Award that is not designated as "Incentive Stock Options" shall be "Non-Qualified Stock Options" and shall not be subject to the requirements of Section VI of the Plan.

     The purchase price of the Common Stock subject to any Options shall be determined by the Committee, but, with respect to a Non-Qualified Stock Option, may not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section XIII of the Plan.

     Options shall not be exercisable prior to the date that is six months after the Grant Date. In addition, the Committee may include in each agreement evidencing the Option grant a provision stating that the Option granted therein may not be exercised in whole or in part for an additional period(s) of time specified in such agreement, and may further limit the exercisability of the Option in such manner as the Committee deems appropriate, including, without limitation, the achievement of performance goals. The Committee may, in its discretion, at any time and from time-to-time accelerate the exercisability of all or part of any Option.

     The period of any Option, which is the time period during which the Option may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date.

     Options shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Options. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or terminations by reason of death, Disability or Retirement, shall result in a lapse of all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require. Upon exercise of an Option, the full option purchase price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option purchase price as provided in (i) above (provided that the Committee may, upon confirming that such person owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by such person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price and any withholding taxes; provided that in the event such person chooses to pay the option purchase price and withholding taxes as provided in (ii)(b) above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     Notwithstanding any other provision in the Plan, if a Change in Control occurs while unexercised Options, and Stock Appreciation Rights relating thereto, remain outstanding under the Plan, then from and after the Acceleration Date, all Options and Stock Appreciation Rights shall be exercisable in full, whether or not otherwise exercisable; provided, however, that no Option or Stock Appreciation Right shall become exercisable by reason of this paragraph to the extent that such acceleration of exercisability, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in "Excess Parachute Payments" (as defined below) equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a Participant receives or is then entitled to receive from the Company that would constitute a "parachute payment" within the meaning of
Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less
(iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

VI.  INCENTIVE STOCK OPTIONS

     An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section V, the conditions set forth in this Section VI.

     The purchase price of the Common Stock subject to an Incentive Stock Option shall be the greater of the Fair Market Value of the Common Stock on the Grant Date or the "fair market value" of the Common Stock as such term is used for purposes for Section 422(b)(4) of the Code.

     An Incentive Stock Option shall not be granted to an employee who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of SFER, or of its parent or subsidiary corporations.

VII.  RESTRICTED STOCK

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Restricted Stock to employees of the Company; provided, however, no employee may receive in any calendar year Restricted Stock Awards with respect to more than 500,000 shares of Common Stock.

     The Committee shall, at the time shares of Restricted Stock are granted, designate the Restricted Period and the performance goals, if any, of the Company with respect to such Award. Such goals must be achieved (and certified by the Committee) in order for a Participant to receive the unrestricted shares of Common Stock at the designated time.

     With respect to any Restricted Stock Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

     Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company with a stock power endorsed in blank. Participants shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Restricted Stock. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a portion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Notwithstanding any other provisions in the Plan, if a Change in Control occurs while any shares of Restricted Stock remain subject to restrictions relating thereto, then from and after the Acceleration Date, (1) all such restrictions and all Restricted Periods shall lapse and (2) no later than the fifth day following the Acceleration Date, any Restricted Stock theretofore granted a Participant shall be delivered to the Participant; provided, however, that no restriction or Restricted Period shall lapse or payment or benefit shall be made by reason of this paragraph to the extent that such lapse or payment or benefit, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in
Section 280G of the Code other than (1) health and life insurance benefits and
(2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefit provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

VIII.  STOCK APPRECIATION RIGHTS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Stock Appreciation Rights to employees of the Company subject to the limitation in Section II. An Award of Stock Appreciation Rights, in the Committee's discretion, may or may not be made in tandem with the grant of an Option, and need not be granted at the same time as the Option grant to be made in tandem with the Option grant.

     The period of any Stock Appreciation Right, which is the time period during which the Stock Appreciation Right may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date or, if in tandem with an Option, the period of such Option.

     Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Stock Appreciation Rights. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliated company), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a portion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Subject to any restrictions or conditions imposed by the Committee, upon the exercise of a Stock Appreciation Right, the Company shall pay the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date. The amount payable by the Company upon the exercise of a Stock Appreciation Right may be paid in cash or in shares of Common Stock or in any combination thereof as the Committee, in its sole discretion, shall determine, but no fractional shares shall be issuable pursuant to any Stock Appreciation Right.

     A person electing to exercise a Stock Appreciation Right shall give written notice of such election to the Company in such form as the Committee may require. The exercise of Stock Appreciation Rights or Options granted in tandem will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights which were granted in tandem with such Stock Appreciation Rights and Options.

     The Change in Control provisions in Section V, concerning Options and Stock Appreciation Rights granted in tandem with an Option, shall also apply to Stock Appreciation Rights that are not granted in tandem with Options.

IX.  PHANTOM UNITS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Phantom Units to employees of the Company; provided, however, no employee may receive in any calendar year Phantom Unit Awards with respect to more than 500,000 shares of Common Stock. Phantom Units may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period, other than by will or the laws of descent and distribution.

     The Committee shall, at the time Phantom Units are granted, designate the Restricted Period and the performance goals, if any, of the Company with respect to such Award. Such goals must be achieved (and certified by the Committee) in order for a Participant to receive the value of the Phantom Units at the designated time. To the extent earned in accordance with this Section and the grant of such Award, all such Phantom Units must be paid as soon as practicable following the end of the Restricted Period in cash or in shares of Common Stock or in any combination thereof as the Committee, in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any Phantom Unit.

     With respect to any Phantom Unit Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

     At the discretion of the Committee, Phantom Units (other than those intended to meet the requirements of Section 162(m) of the Code) may at any time be converted into Non-Qualified Stock Options, Bonus Stock or shares of Restricted Stock or any combination thereof having a value, as determined in the good faith judgment of the Committee, substantially equal to the value of the Phantom Units so converted.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Phantom Units. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Notwithstanding any other provisions in the Plan, if a Change in Control occurs while any Phantom Units remain outstanding, then from and after the Acceleration Date, (1) all designated goals shall be deemed to have been met and
(2) no later than the fifth day following the Acceleration Date, the full value of all such Phantom Units shall be paid to the Participant in cash; provided, however, that no payment or benefit shall be made by reason of this paragraph to the extent that such payment or benefit, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefit provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

X.  CONTINUED EMPLOYMENT

     Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant's employment relationship at any time.

XI.  TERMINATION OF EMPLOYMENT

     In the event of a Participant's termination of employment with the Company by reason of death, the Restricted Period shall lapse on all of the Participant's outstanding Awards.

     In the event of a Participant's termination of employment with the Company by reason of Disability, Retirement or by the Company for any reason other than Cause, a portion of all of the Participant's outstanding Awards shall be immediately forfeited to the extent not then otherwise vested. The portion of an Award forfeited shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to the Award (rounded up to the nearest whole month) and the numerator of which is the number of months remaining in such Restricted Period (rounded up to the nearest whole month) as of the termination of employment.

     Unless the Committee directs the acceleration of the payment of that portion of an Award of Phantom Units or Restricted Stock that is not automatically forfeited as provided above upon the Participant's termination of employment, such Phantom Units and Restricted Stock shall be payable or issued, as the case may be, at the end of the Restricted Period applicable to such Awards, but only to the extent otherwise payable pursuant to the Award Agreement evidencing such Phantom Units or Restricted Stock, e.g., the goals, if any, for such Award are achieved. However, the Committee shall not accelerate the payment of any Award intended to qualify under Section 162(m). Any such Awards not payable or earned at the end of such Restricted Period, as provided above, shall be forfeited at such time.

     Phantom Units and Restricted Stock upon which the Restricted Period lapse as provided above shall be paid or issued to the Participant or, in the case of death prior to such payment or issuance, to the Participant's designated beneficiary, or in the absence of such designation, to the person to whom the Participant's rights pass by will or the laws of descent and distribution.

     Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company (i) by reason of Disability or Retirement or by the Company for any reason other than Cause, may be exercised by the Participant within three years following such termination of employment and (ii) for any reason other than Cause, death or a reason specified in (i), may be exercised by the Participant within three months following such termination but, in either event, not after the expiration of the period of the Option or Stock Appreciation Right. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company by reason of death, may be exercised by the Participant's designated beneficiary, or in the absence of such designation, by the person to whom the Participant's rights pass by will or the laws of descent and distribution at any time within three years after the Participant's death but not after the expiration of the period of the Option or Stock Appreciation Right. Options and Stock Appreciation Rights that do not become exercisable as provided above, or that are not otherwise vested, shall be forfeited on termination.

     In the event of a Participant's termination of employment with the Company for any reason other than as provided above, all Awards not otherwise vested or earned as of the date of such termination of employment shall be immediately forfeited on termination.

     If a Participant's employer ceases to be a part of the Company as defined in Section I, such Participant shall be deemed to have been involuntarily terminated by the Company (other than for Cause) as of the date the Participant's employer so ceased to be a company of which more than 50% of the voting stock is owned directly or indirectly by SFER.

     Notwithstanding the foregoing however, the Committee may determine that termination of employment by reasons of any other special circumstances not set forth above shall not terminate an Award or a portion thereof.

XII.  AWARD AGREEMENT

     Each person granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the person in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award.

XIII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of a change in the capitalization of SFER due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to the Plan and the terms of any existing Awards shall be adjusted by the Committee to reflect such change.

XIV.  LIMITED STOCK APPRECIATION RIGHTS

     (a) The Committee shall have authority to grant a Limited Right to the holder of any Option with respect to all or some of the shares of Common Stock covered by such Option. A Limited Right may be granted either at the time of grant of the Related LSAR Option or any time thereafter during its term. A Limited Right may be exercised only during the sixty-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the Related LSAR Option or Director Option is exercisable. Notwithstanding the provisions of the two immediately preceding sentences, if a Limited Right becomes exercisable by a holder who is subject to Section 16 of the Exchange Act within six months of its date of grant, such Limited Right shall remain exercisable until the expiration of eight months from the date of grant of the Limited Right. Upon the exercise of a Limited Right, the Related LSAR Option (and any tandem Stock Appreciation Right) shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further Options, Stock Appreciation Rights and Limited Rights pursuant to this Plan. Upon the exercise or termination of a Related LSAR Option, the Limited Right with respect to such Related LSAR Options shall terminate to the extent of the shares of Common Stock with respect to which the Related LSAR Option was exercised or terminated.

     (b) Upon the exercise of a Limited Right, the holder thereof shall receive in cash whichever of the following amounts is applicable:

        (i) in the case of an exercise of Limited Rights by reason of an acquisition of Common Stock described in clause (a) of the definition of Change in Control contained in Section I hereof, an amount equal to the Acquisition Spread (as defined in Subsection
             (d) hereof);

        (ii) in the case of an exercise of Limited Rights by reason of the change in composition of the Board of Directors described in clause (b) of the definition of Change in Control contained in
              Section I hereof, an amount equal to the Spread (as defined in Subsection (g) hereof); or

        (iii) in the case of an exercise of Limited Rights by reason of stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control contained in Section I hereof, an amount equal to the Merger Spread (as defined in Subsection (f) hereof).

     Notwithstanding the foregoing provisions of this Section XIV(b), (i) in the case of a Limited Right granted in respect of an Incentive Stock Option, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option, and (ii) no payment shall occur by reason of this Section XIV(b) to the extent that such payment, when aggregated with other payments or benefits to the Participant, would as determined by tax counsel selected by the Company, result in an Excess Parachute Payment equal to or greater than three times the "base amount" as defined in Section 280G of the Code. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

     (c) The term "Acquisition Price Per Share" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (a) of the definition of Change in Control contained in Section I, the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised.

     (d) The term "Acquisition Spread" as used in this Section XIV shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (e) The term "Merger Price Per Share" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control contained in Section I, the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date on which such Limited Right is exercised.

     (f) The term "Merger Spread" as used in this Section XIV shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Merger Price Per Share over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (g) The term "Spread" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (b) of the definition of Change in Control contained in Section I, an amount equal to the product obtained by multiplying
(i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     (h) A Limited Right shall not be transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Limited Right shall be exercisable only by such Participant or by the Participant's guardian or legal representative.

     (i) Each Limited Right shall be granted on such terms and conditions not inconsistent with the Plan as the Committee may determine.

     (j) To exercise a Limited Right, the Participant shall (i) give written notice thereof to the Committee in form satisfactory to the Committee specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the option agreement to the Committee, who shall endorse thereon a notation of such exercise and return the option agreement to the Participant. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (j).

     (k) The Company intends that this Section XIV shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ("the Rule") under the Exchange Act during the term of the Plan. Should any provision of this Section XIV not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section XIV to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

XV.  BONUS STOCK

     The Committee may, from time to time and subject to the provision of the Plan, grant Awards of Bonus Stock to employees of the Company. In addition, the Committee shall have the authority to pay in shares of Common Stock all or any portion of the cash amounts payable under any other compensation program of the Company, but not exceeding $2 million with respect to any employee during any calendar year.

XVI.  SECURITIES LAW AGREEMENT

     If, at the time of the exercise of any Option, Director Option, or Stock Appreciation Right or Award of Restricted Stock or Bonus Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option, Director Option, or Stock Appreciation Right or receiving the Restricted Stock or Bonus Stock to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

XVII.  WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the Participant to tender to the Company shares of Common Stock owned by the Participant, being part of the broker-cash less exercise procedure; or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to the Participant, which have a Fair Market Value per share as of the date of such Award exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

XVIII.  AUTOMATIC DIRECTOR AWARDS

     Each Director who served in such capacity the date this Third Amendment and Restatement of the Plan was approved by the Board shall automatically receive on the first of the month following such date, a Director Option for 10,000 shares of Common Stock. Each Director who is elected or appointed to the Board for the first time after that initial grant date shall automatically receive, on the date of his or her election or appointment, a Director Option for 10,000 shares of Common Stock.

     On the date of the regular Annual Meeting of Stockholders of the Company in each year that this Plan is in effect (commencing with the 1996 Annual Meeting of Stockholders), each Director who is serving on that day, including a Director who was elected for the first time at such annual meeting, shall automatically receive the following:

          1. Director Options. A Director Option grant for 5,000 shares of Common Stock. Each Director Option will be subject to all of the limitations contained in the following provisions:

             (a) Each Director Option shall become exercisable (vested) on the earlier of (i) the first day that is more than six months following its Grant Date or (ii) an Acceleration Date occurring after the Grant Date, provided that in no event shall any Director Option be exercisable prior to the approval of this Plan by the Company's stockholders.

             (b) The option purchase price of each Director Option shall be the Fair Market Value of the Common Stock on its effective Grant Date.

             (c) Each Director Option shall automatically include a Limited Right, as if granted pursuant to Section XIV.

             (d) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the option purchase price for such shares, which payment may be
        (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Fair Market Value at the date of exercise equal to the aggregate option purchase price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

             (e) Each Director Option shall expire 10 years from the Grant Date thereof, but shall be subject to earlier termination as follows: (1) to the extent exercisable as of the date a Director ceases to serve as a director of the Company (the "Resignation Date"), the Director Option may be exercised only within three years of such Resignation Date by the optionee or the optionee's legal representative or the person to whom the Nonemployee Director's rights shall pass by will or the laws of descent and distribution, as the case may be, and to the extent not so exercised shall terminate on the third anniversary of the Resignation Date and (2) to the extent not exercisable as of the Resignation Date, the Director Option shall terminate on such Resignation Date.

          2. Restricted Stock. A Restricted Stock Award for 1,000 shares of Common Stock.

             (a) The Restricted Period shall lapse on an Award of Restricted Stock granted pursuant to this Section XVIII upon the earlier of the date that is six months and one day after the Grant Date, the Director's death, Retirement, or Disability or the occurrence of a Change in Control. If a Director ceases to be a member of the Board during a Restricted Period for any reason other than death, Disability or Retirement, the Restricted Stock subject to such Restricted Period shall be forfeited.

             (b) Each certificate representing Restricted Stock awarded hereunder shall be registered in the name of the Director and, during the Restricted Period, shall be left on deposit with SFER with a stock power endorsed in blank. Directors shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.

     In the event that the number of shares of Common Stock available for Director Awards under this Plan is insufficient to make all automatic Awards provided for in this Section XVIII on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan (Restricted Stock Awards shall be made first, then the Director Options), and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Section XVIII shall terminate.

     Grants made pursuant to this Section XVIII shall be subject to all of the terms and conditions of this Plan; however, if there is a conflict between the terms and conditions of this Section XVIII and the terms and conditions of any other Section, then the terms and conditions of this Section XVIII shall control. The Committee may not exercise any discretion with respect to this
Section XVIII which would be inconsistent with the intent that this Plan meet the requirements of Rule 16b-3.

XIX.  DESIGNATION OF BENEFICIARY

     Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

XX.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

     Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock, the payment of consideration to an employee as a result of the exercise of any Stock Appreciation Right or Limited Right, or the payment of any Phantom Units, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

XXI.  EFFECTIVE DATE AND DURATION OF PLAN

     This Plan amendment and restatement shall become effective upon its approval by the stockholders of SFER. Unless previously terminated by the Board, the Plan shall terminate on the tenth anniversary of its approval by the stockholders; provided, however, that such termination shall not terminate any Award then outstanding. No Awards shall be made pursuant to this Plan after December 31, 1999.

XXII.  TERMINATION AND AMENDMENT

     The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of SFER's stockholders, except that any such increase or modification that may result from adjustments authorized by Section XIII does not require such approval; provided, further, that no amendment or modification shall be made to Section XVIII more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially adversely affect a Participant's rights under such Award.

XXIII.  MISCELLANEOUS

     (a) Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.

     (b) No person shall have any rights as a stockholder with respect to shares covered by such person's Option, Director Option, Stock Appreciation Rights or Restricted Stock award until the date of the issuance of shares pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance. An employee shall have no rights as a stockholder with respect to any award of Phantom Units under the Plan.

     (c) Nothing contained in the Plan shall be construed as giving any person, such person's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

     (d) Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

     (e) No grantee nor any beneficiary thereof shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of any such grantee's or beneficiary's interest arising under the Plan or in any Award received under the Plan; nor shall such interest be subject to seizure for the payment of any grantee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a grantee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

     (f) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                          SANTA FE ENERGY RESOURCES, INC.
P           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON MAY 8, 1996
R
     The undersigned hereby constitutes and appoints William E. Greehey,
O Marc J. Shapiro and Robert F. Vagt and each of them, his true and lawful agents and proxies with full power of substitution in each, to
X represent the undersigned at the Annual Meeting of Stockholders of Santa Fe Energy Resources, Inc. to be held at the Omni Hotel, Four Riverway,
Y Houston, Texas on Wednesday, May 8, 1996 at 10:00 a.m., and at any adjournments thereof, on all matters coming before said meeting.

     Proposal 1--Election of Directors. Nominees:
                 Allan V. Martini, Michael A. Morphy, Reuben F.
                 Richards and Kathryn D. Wriston.

     Proposal 2--To approve the Santa Fe Energy Resources, Inc. 1990 Incentive
                 Stock Compensation Plan, Third Amendment and Restatement.

     Proposal 3--To ratify and approve the appointment of Price Waterhouse LLP as independent public accountants for the fiscal year ending December 31, 1996.

     YOU ARE ENCOURGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     THIS CARD PROVIDES VOTING INSTRUCTIONS FOR SHARES HELD FOR THE BENEFIT OF COMPANY EMPLOYEES IN THE SANTA FE ENERGY RESOURCES SAVING INVESTMENT PLAN.

                                                               *   *  *  *   *
                                                               * SEE REVERSE *
                                                               *    SIDE     *
                                                               *   *  *  *   *

/X/ PLEASE MARK YOUR                                                   9349
    VOTES AS IN THIS
    EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 1, 2 and 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors. (see reverse)

           FOR         WITHHELD
           / /           / /

For, except vote withheld from the following nominee(s):

_________________________________________________________________________

2. Approval of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Third Amendment and Restatement.


           FOR                  AGAINST                  ABSTAIN
           / /                    / /                     / /

3. Approval of independent accountants.

           FOR                  AGAINST                  ABSTAIN
           / /                    / /                     / /


Note: Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

DATE ______________________________, 1996

_________________________________________

_________________________________________
SIGNATURE(S)